Exhibit 10.35.4

STANDSTILL AGREEMENT

     THIS AGREEMENT effective as provided herein by and between ENVIRONMENTAL REMEDIATION HOLDING CORPORATION ("ERHC"), a Colorado corporation, with offices at 1686 General Mouton Avenue, Lafayette, LA 70508 and the Investors or their permitted assigns whose names are included in Schedule A annexed hereto and made a part hereof (collectively the "Investors" or individually, the "Investor").

     WHEREAS, ERHC issued its 12.0% convertible notes due on the earlier of the date upon which the Company received debt or equity financing in excess of $4,000,000 or December 31, 1999 (the "Notes) and granted warrants to purchase ERHC's common stock with an exercise date on or before June 18, 2002 (the "Warrants"); and

     WHEREAS, ERHC has executed and its Board of Directors have approved a letter of intent dated April 8, 1999 with ERHC Investment Group, Inc. which requires certain consents from the Investors and amendments and modifications to the Notes and the Warrants, a copy of which letter of intent is annexed hereto and made a part hereof as Exhibit A (the "Letter of Intent"); and

     WHEREAS, the parties wish to confirm in writing their understanding and agreement regarding these matter.

     NOW THEREFORE in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Confidential Information. Investors' consent and amendments and modifications to the Notes and Warrants as provided in the Letter of Intent are conditions precedent to the Initial Closing. This is due to the fact that the Notes and Warrants have certain adjustments which may render it impossible for ERHC to issue the requisite control interest required under the term of the Letter of Intent. The matters contained herein and in the Letter of Intent are confidential information not available to the public. These matters will only be made public with a filing by ERHC of a Form 8K within the time required from the Initial Closing as defined in the Letter of Intent (the "Initial Closing"), the date on which an 8K event takes place. Accordingly, the Investors expressly agree not to disclose, use or trade on this information either directly or indirectly in any manner until such time as the Form 8K reporting this Letter of Intent is filed with the SEC.

2. Amendments and Modifications. From the date of the Initial Closing under the Letter of Intent, it is agreed that the following terms and conditions are amended and modified:



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     A.   The Notes are amended and modified as follows:

          1. The provision for payment of interest contained in paragraph 1(b) is deleted and in its place shall read "Interest on the unpaid balance of this Note at the rate of twelve percent (12.0%) per annum shall accrue from the date hereof and shall be payable on the earlier of (i) the Maturity Date or (ii) the Conversion Date as to all or that portion of the Note converted in cash or in the form of shares in common stock in an amount equal to the amount of interest due divided by the Conversion Price. The Company may elect to make accrued interest payments at any time in the form of shares in common stock in an amount equal to the amount of interest due to date divided by the Conversion Price. In such event, only interest which accrues from such election payment shall be payable on any subsequent election date or on maturity or conversion."

          2. In addition to the amendment to paragraph 1(b), the following will be added to such paragraph: "Notwithstanding any other provision contained in this paragraph 1(b), interest is waived from the date of the Initial Closing and thereafter until October 15, 1999.

          3. The provisions for voluntary conversion contained in paragraph 4(a) is amended to permit, in addition to conversion of all or a portion of the Notes, for the conversion of outstanding interest and penalties, if any, into Common Stock at the time a voluntary conversion of principal is made for the amount of interest due on the Notes.

          4. The Conversion Price in paragraph 4(b) of the Notes is amended to be $0.25.

     C. In addition to the foregoing amendments and modifications, the Investors consent and agree to the following additional terms:

          1. From the date of the Initial Closing and thereafter until October 15, 1999 (i) not to convert all or any part of the Notes, (ii) not to declare a default or seek acceleration of any payments under the Notes, (iii) not to commence any collections actions or proceedings under the Notes (iv) not to commence any foreclosure or bankruptcy actions under the Notes and (v) not to declare any Event of Default or commence any arbitration action under the Notes or Warrants.

          2. From the date of execution of this Agreement, to waive all rights under any adjustments, antidilution provisions or preemptive rights previously granted in the Notes or Warrants or provided by these amendments and modifications (i) relative to the


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               transaction contemplated in the Letter of Intent or (ii) relative to any settlement with Procura Financial entered into by the Company upon commercially reasonable to complete the assignment of all rights, title and interest in Sao Tome in favor of the Company.

          3. Through the Initial Closing, to accept shares of Common Stock for all accrued and unpaid interest and penalties on the Notes as of the Initial Closing, which shares shall be delivered within ten
               (10) days of the Closing Date.

          4. In consideration for the reduction in the Conversion Price of the Notes, each Investor waives any and all claims relative to additional warrants which may or may not have been required to be granted under the terms of the Term Sheet for this offering.

          5. From the date of execution of this Agreement and thereafter until October 15, 1999, to vote with the Company in the event that any third party, other than each of the other note and warrant holders listed as a Selling Shareholder in Amendment No. 3 to the Form S- 1 filed with the SEC, commences any bankruptcy or foreclosure action against the Company or any of its subsidiaries

3. Effects of No Closing under the Letter of Intent. In the event that no Closing as defined in the Letter of Intent (the "Closing") occurs within ninety (90) days from the date of the Initial Closing, the amendments, modifications and consents in paragraph 2 above shall be null and void ab initio.

4. ERHC Representations and Warranties. ERHC represents and warrants that the amendments, modifications and consents set forth in paragraph 2 are substantially similar to the amendments, modifications and consents sought from each of the other convertible note and warrant holders listed as Selling Shareholders in the Amendment No. 3 to the Form S-1 filed with the SEC and differ only in those matters which are specific to any particular note or warrant transaction listed therein.

5. Effect upon Other Terms and Conditions. Notwithstanding the amendments and modifications contained herein, it is expressly agreed by the parties hereto that all other terms, conditions and provisions of the Notes and Warrants remain in full force and effect.

6. Ratification. The Investors ratify the acts of and hold harmless the Board of Directors and Officers for all actions taken by them in compliance with the interpretations of any court of competent jurisdiction as to the application of the Business Judgement Rule from inception through the Initial Closing Date.



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7.   Intended  Beneficiaries.  ERHC  and  ERHC  Investment  Group  Inc.  are the
     intended beneficiaries of this Agreement. In the event of any breach, the parties and the intended beneficiaries of this Agreement shall have all remedies available at law or in equity including the right to seek injunctive relief.

8. Effective Date. This Agreement shall be effective and binding upon ERHC and the each Investor set forth in Schedule A individually from the date of execution by each Investor.

9. Binding Obligations. The obligations of the parties set forth herein shall be binding upon and inure to the benefit of each party's heirs, executors, administrators, beneficiaries, transferees, successors and assigns.

10. Governing Law, Jurisdiction and Venue. The governing law, jurisdiction and venue set forth in the Notes and Warrants shall remain in full force and effect.

11. Counterparts. This Agreement may be executed in one or more counterpart, each of which when taken together shall represent one binding agreement. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, each party set their hand and seal effective as provided herein.

                             ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                                  By: /s/ JAMES A. GRIFFIN
                                  -------------------------
                                  James A. Griffin, Secretary

                             INVESTOR:

Execution Date: April 21, 1999      By: /s/ AZRIEL NAGAR
                                    --------------------
                                    Signature and Title
                                    Print Name: Azriel Nagar

Execution Date: May 5, 1999         By: /s/ EDWARD REHQUIN
                                    ----------------------
                                    Signature and Title
                                    Print Name: Edward Rehquin
                                    Print Title: President

Execution Date: April 22, 1999      By: /s/ JOSEPH GRIFFIN SPANO
                                    ----------------------------
                                    Signature and Title
                                    Print Name: Joseph Griffin Spano

Execution Date:    , 1999           By: /s/ DAVID B.  THORNBURGH
                                    ----------------------------
                                    Signature and Title
                                    Print Name: David B.  Thornburgh MD
                                    Print Title: Trustee


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Execution Date:   4-23 , 1999       By: /s/ DAVID B.  THORNBURGH
                                    ----------------------------
                                    Signature and Title
                                    Print Name: David B.  Thornburgh MD
                                    Print Title: Trustee


[Signature Page Second 1998 Financing]



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                                   SCHEDULE A





           AZRIEL NAGAR

           EDWARD R. ROLQUIN

           JOSEPH SPANO AND VALERIA SPANO

           DAVID B. THORNBURGH

           DAVID B. THORNBURGH FAMILY TRUST